SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ALEXION PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

ALEXION PHARMACEUTICALS, INC.
352 Knotter Drive
Cheshire, Connecticut 06410
(203) 272-2596

October 31, 2002

Dear Fellow Stockholder:

You are cordially invited to attend the Company’s Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, December 12, 2002, at the Park Avenue Room at the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017.

You will notice in reading the Proxy Statement that John Fried, Ph.D. the Chairman of the Board of Directors of the Company since 1992, is not standing for re-election. John joined the Board of the Company soon after the Company’s inception. Based upon years of experience, John has provided sound guidance and insightful wisdom to both myself and the Company. We have all been very fortunate to have benefited from John’s counsel during these years. On behalf of the Company, I want to express my appreciation to John for these valuable contributions to the Company during his 10 years of service on the Board.

This year, you are being asked:

(1)	To elect seven directors to the Company’s Board of Directors, constituting the entire Board, to serve for the ensuing year;

(2)	To approve amendments to the Company’s 2000 Stock Option Plan;

(3)	To approve amendments to the Company’s 1992 Stock Option Plan for Outside Directors; and

(4)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants.

In addition, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Thank you for your cooperation.

Very truly yours,

Leonard Bell, M.D.
Chief Executive Officer,
Secretary and Treasurer

ALEXION PHARMACEUTICALS, INC.
Cheshire, Connecticut

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 12, 2002

Notice is hereby given that the Annual Meeting of Stockholders of Alexion Pharmaceuticals, Inc. will be held on Thursday, December 12, 2002, at 10:00 a.m. at the Park Avenue Room at the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017 for the following purposes:

(1)	To elect seven directors to the Company’s Board of Directors, constituting the entire Board, to serve for the ensuing year;

(2)	To approve amendments to the Company’s 2000 Stock Option Plan;

(3)	To approve amendments to the Company’s 1992 Stock Option Plan for Outside Directors;

(4)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on October 24, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

Leonard Bell, M.D.
Secretary

ALEXION PHARMACEUTICALS, INC.
352 Knotter Drive
Cheshire, Connecticut 06410

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This Proxy Statement is furnished to the holders of common stock, par value $.0001 per share (the “Common Stock”), of Alexion Pharmaceuticals, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, December 12, 2002, at 10:00 a.m. at the Park Avenue Room at the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

Proxies will be mailed to stockholders on or about October 31, 2002 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Proxies may be solicited, without extra compensation by, officers, agents and employees of the Company which may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile, email or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

Revocability and Voting of Proxy

A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company’s Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby for all listed nominees for director, for the amendments to the Company’s 2000 Stock Option Plan, for the amendments to the Company’s 1992 Outside Directors Stock Option Plan, for ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants, and in accordance with their best judgment on any other matters which may properly come before the meeting.

Record Date and Voting Rights

Only stockholders of record at the close of business on October 24, 2002 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On October 24, 2002 there were 18,204,796 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting, present in person or by proxy and entitled to vote. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees that are present in person or represented by proxy, but are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the Annual Meeting is discussed under each item.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of October 1, 2002 (except as otherwise noted) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the “SEC”)) of the Company’s Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table (see “Proposal No.1.—Election of Directors”); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Outstanding Shares of Common Stock
OppenheimerFunds, Inc. 498 Seventh Avenue New York, NY 10018 (3)	2,000,000	11.0%

Fidelity Management & Research Company 82 Devonshire Street Boston, MA 02109 (4)	1,809,740	9.9%

OrbiMed Advisors, LLC 41 Madison Avenue, 40th Floor New York, NY 10010 (5)	1,000,000	5.2%

Leonard Bell, M.D. (6)	821,836	4.4%
David W. Keiser (7)	256,358	1.4%
Stephen P. Squinto, Ph.D. (8)	250,778	1.4%
John H. Fried, Ph.D. (9)	113,836	*
Joseph Madri, Ph.D., M.D. (10)	71,300	*
Christopher F. Mojcik, M.D., Ph.D. (11)	52,389	*
Max Link, Ph.D. (12)	39,323	*

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Outstanding Shares of Common Stock
Thomas I.H. Dubin, J.D. (13)	26,874	*
Jerry T. Jackson (14)	18,000	*
R. Douglas Norby (15)	18,000	*
Alvin S. Parven (16)	16,900	*

All directors and executive officers as a group (15 persons) (17)	1,979,926	10.1%

*	Less than one percent.
(1)	Unless otherwise indicated, the address of all persons is 352 Knotter Drive, Cheshire, Connecticut 06410.
(2)
To the Company’s knowledge, except as set forth below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes in this table.

(3)	This figure is based upon information set forth in Schedule 13F dated June 30, 2002.
(4)	This figure is based upon information set forth in Schedule 13F dated June 30, 2002.
(5)	This figure is based upon information set forth in Schedule 13F dated June 30, 2002.
(6)
Includes 602,391 shares of Common Stock that may be acquired upon the exercise of options within 60 days of October 1, 2002 and 300 shares, in aggregate, held in the names of Dr. Bell’s three children. Excludes 97,464 shares obtainable through the exercise of options, granted to Dr. Bell, which are not exercisable within 60 days of October 1, 2002 and 90,000 shares held in trust for Dr. Bell’s children of which Dr. Bell disclaims beneficial ownership. Dr. Bell disclaims beneficial ownership of the shares held in the names of his children.

(7)
Includes 214,058 shares of Common Stock which may be acquired upon the exercise of options within 60 days of October 1, 2002 and 300 shares, in aggregate, held in the names of Mr. Keiser’s three children. Excludes 44,942 shares obtainable through the exercise of options, granted to Mr. Keiser, which are not exercisable within 60 days of October 1, 2002. Mr. Keiser disclaims beneficial ownership of the shares held in the names of his children.

(8)
Includes 200,078 shares of Common Stock which may be acquired upon the exercise of options within 60 days of October 1, 2002; 6,106 shares held in trust for the benefit of Dr. Squinto’s three minor children of which Dr. Squinto’s spouse is the trustee; and 9,012 shares held in a charitable remainder trust of which Dr. Squinto and his spouse are the trustees and income beneficiaries. Excludes 36,422 shares obtainable through the exercise of options, granted to Dr. Squinto, which are not exercisable within 60 days of October 1, 2002. Dr. Squinto disclaims beneficial ownership of the shares held in the names of his minor children and the foregoing trusts.

(9)
Includes 11,167 shares of Common Stock, which may be acquired upon the exercise of options that are exercisable within 60 days of October 1, 2002. Excludes 16,500 shares obtainable through the exercise of options granted to Dr. Fried, which are not exercisable within 60 days of October 1, 2002.

(10)
Includes 21,300 shares of Common Stock which may be acquired on the exercise of options that are exercisable within 60 days of October 1, 2002. Excludes 16,500 shares obtainable through the exercise of options granted to Dr. Madri, which are not exercisable within 60 days of October 1, 2002.

(11)
Includes 52,389 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of October 1, 2002. Excludes 30,611 shares obtainable through the exercise of options granted to Dr. Mojcik, which are not exercisable within 60 days of October 1, 2002.

(12)
Includes 11,167 shares of Common Stock which may be acquired upon the exercise of options within 60 days of October 1, 2002. Excludes 16,500 shares obtainable through the exercise of options granted to Dr. Link, which are not exercisable within 60 days of October 1, 2002.

(13)
Includes 26,874 shares of Common Stock which may be acquired on the exercise of options that are exercisable within 60 days of October 1, 2002. Excludes 44,126 shares obtainable through the exercise of options granted to Mr. Dubin, which are not exercisable within 60 days of October 1, 2002.

(14)
Includes 18,000 shares of Common Stock which may be acquired on the exercise of options that are exercisable within 60 days of October 1, 2002. Excludes 16,500 shares obtainable through the exercise of options granted to Mr. Jackson, which are not exercisable within 60 days of October 1, 2002.

(15)
Includes 18,000 shares of Common Stock which may be acquired on the exercise of options that are exercisable within 60 days of October 1, 2002. Excludes 16,500 shares obtainable through the exercise of options granted to Mr. Norby, which are not exercisable within 60 days of October 1, 2002.

(16)
Includes 16,900 shares of Common Stock which may be acquired on the exercise of options that are exercisable within 60 days of October 1, 2002. Excludes 16,500 shares obtainable through the exercise of options granted to Mr. Parven, which are not exercisable within 60 days of October 1, 2002.

(17)
Consists of shares beneficially owned by Drs. Bell, Fried, Link, Madri, Mojcik, and Squinto and Messrs. Dubin, Jackson, Keiser, Norby, and Parven, and certain other officers. Includes 1,422,860 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of October 1, 2002.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Seven directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

Director	Age	Year First Became Director	Principal Occupation During The Past Five Years
Leonard Bell, M.D.	44	1992
Chief Executive Officer, Secretary, Treasurer and director of the Company since January 1992; Assistant Professor of Medicine and Pathology and Co-Director of the Program in Vascular Biology at the Yale University School of Medicine from 1991 to 1992; Attending Physician at the Yale-New Haven Hospital and Assistant Professor of the Department of Internal Medicine at the Yale University School of Medicine from 1990 through 1992.

Jerry T. Jackson(3)	61	1999	Retired since 1995; Executive Vice President of Merck from 1993 to 1995; serves as director of Myogen, Inc., Intrabiotics Pharmaceuticals, Inc., and Global Edge, Inc.

David W. Keiser	51	2002	President, Chief Operating Officer and director of the Company April 2002; Executive Vice President and Chief Operating Officer from July 1992 to April 2002.

Max Link, Ph.D.(1)(2)(3)	62	1992
Chairman and Chief Executive Officer of CenterPulse, Ltd. since July 2002; Retired since June 1994; Chief Executive Officer of Corange (Bermuda) from May 1993 to June 1994; Chairman of the Board of Sandoz Pharma, Ltd. From 1992 to 1993 and Chief Executive Officer of Sandoz Pharma, Ltd. from 1987 to 1992; serves as director of Protein Design Labs, Inc., Cell Therapeutics, Inc., Human Genome Sciences, Inc., Access Pharmaceuticals, Inc., Discovery Labs, Inc. and CytRx Corporation, each a publicly held pharmaceutical company, as well as Celsion Corporation.

Director	Age	Year First Became Director	Principal Occupation During The Past Five Years

Joseph A. Madri, Ph.D., M.D.	56	1992	Faculty Member of the Yale University School of Medicine since 1980.

R. Douglas Norby(2)	67	1999
Chief Financial Officer of Zambeel, Inc. since March 2002; Senior Vice President and Chief Financial Officer of Novalux, Inc. from January 2001 to March 2002; Executive Vice President and Chief Financial Officer of LSI Logic Corporation a semiconductor company from 1996 to 2000; serves as a director of LSI.

Alvin S. Parven(3)	62	1999	President of ASP Associates since 1997; Vice President at various operating subsidiaries of Aetna Insurance Corporation from 1987 to 1997.

(1)	Member of the Nominating Committee of the Board of Directors.
(2)	Member of the Audit Committee of the Board of Directors.
(3)	Member of the Compensation Committee of the Board of Directors.

In February 1993, the Board formed an Audit Committee, which was established to review the internal accounting procedures of the Company and to consult with and review the Company’s independent public accountants and the services provided by such independent public accountants. Drs. Fried, Link, and Mr. Norby are the current members of the Audit Committee. During the fiscal year ended July 31, 2002, the Audit Committee held two meetings.

In February 1993, the Board formed a Compensation Committee, which was established to review compensation practices, to recommend compensation for executives and key employees, and to administer the Company’s non-formula based Stock Option Plans. Drs. Fried and Link, and Messrs. Jackson and Parven are the current members of the Compensation Committee. The Compensation Committee did not hold a meeting during the fiscal year ended July 31, 2002, but held two meetings in August 2002.

In June 1999, the Board formed a Nominating Committee, which was established to review and recommend new directors to the Board. The nominating committee will consider nominees recommended by stockholders; such nominees should be recommended in accordance with the procedures for submission of stockholder proposals. Drs. Fried and Link are the current members of the Nominating Committee. During the fiscal year ended July 31, 2002, the Nominating Committee did not hold a meeting.

Dr. Fried is not standing for re-election as a member of the Board of Directors. The Company has not yet determined appropriate replacements for the vacancies created by his retirement on the Audit, Compensation, and Nominating Committees.

During the fiscal year ended July 31, 2002, the Board of Directors held five meetings. Since the prior annual meeting of stockholders each incumbent director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which he served.

Certain Relationships and Related Transactions

In 1992, the Company entered into a patent licensing agreement with Yale University (“Yale”). The agreement provided that the Company will pay to Yale royalties based on sales of products incorporating technology licensed thereunder and also license initiation fees, including annual minimum royalties that increase in amount based on the status of product development and the passage of time. Under the policy with Yale, the individual inventors of patents are entitled to receive a percentage of the royalties and other license fees received by the licensing institution. Some of the Company’s founders and scientific advisors are inventors under patent applications with respect to patent applications licensed from Yale and, therefore, entitled to receive a portion of such royalties and other fees payable by the Company. Included are Dr. Bell, a director and the Company’s Chief Executive Officer, Dr. Madri, a director, Dr. Squinto, Executive Vice President and Head of Research, and Dr. Rollins, Senior Vice President of Drug Development and Project Management.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during fiscal 2002 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

Vote Required

The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. A share will not be voted in favor of a nominee in the event of abstention, broker non-vote and instructions on the accompanying proxy card to withhold authority to vote for such nominee.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 1—ELECTION OF DIRECTORS” TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” EACH NOMINEE.

EXECUTIVE COMPENSATION

The following table shows all the cash compensation paid by the Company as well as certain other compensation paid during the fiscal years indicated to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company for such periods in all capacities in which they served.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long Term Compensation
Name and Principal Position	Fiscal Year	Base Salary		Bonus Compensation	Other Compensation		Options (number of shares)
Leonard Bell, M.D.	2002	$345,280		$120,000	$5,100	(1)	24,855
Chief Executive Officer,	2001	332,000		100,000	4,903	(1)	75,000
Secretary and Treasurer	2000	303,167		100,000	4,065	(1)	100,000

David W. Keiser	2002	$248,581		$80,000	$4,920	(1)	—
President and Chief Operating Officer	2001	230,381		50,000	4,903	(1)	37,500
	2000	205,697		50,000	4,065	(1)	30,000

Stephen P. Squinto, Ph.D.	2002	$216,300		$35,000	$5,100	(1)	—
Executive Vice President and	2001	206,000		35,000	—		34,000
Head of Research	2000	187,720		35,000	—		20,000

Christopher Mojcik, M.D., Ph.D.	2002	$198,230		$35,000	$5,100	(1)	—
Vice President, Clinical Development	2001	188,790		30,000	5,100	(1)	26,000
	2000	162,750		30,000	2,441	(1)	17,500

Thomas I.H. Dubin, J.D.	2002	$199,500		$27,000	$4,308	(1)	—
Vice President and General Counsel	2001	110,833	(2)	20,000	$25,000	(3)	71,000
	2000	—		—	—		—

(1)	Represents the Company’s matching contribution pursuant to its 401(k) defined contribution plan.
(2)	Mr. Dubin joined Alexion on January 2, 2001.
(3)	Mr. Dubin received a sign-on bonus when he joined Alexion.

The following table sets forth information with respect to option grants in fiscal year ended July 31, 2002 to the persons named in the Summary Compensation Table.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/sh)	Market Price on Date of Grant	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
							5%($)	10%($)
Leonard Bell, M.D.	24,855	(3)	15.6	$24.14	$24.14	03/15/12	$368,834	$942,707
David W. Keiser	—		—	—	—	—	—	—
Stephen P. Squinto, Ph.D.	—		—	—	—	—	—	—
Christopher F. Mojcik, M.D., Ph.D.	—		—	—	—	—	—	—
Thomas I.H. Dubin, J.D.	—		—	—	—	—	—	—

(1)	Based upon options to purchase 158,855 shares granted to all employees during fiscal year 2002.
(2)
The 5% and 10% assumed rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

(3)	These options vest in 1/12th installments every 3 months commencing on the date of the grant.

The following table sets forth information with respect to (i) stock options exercised in fiscal 2002 by the persons named in the Summary Compensation Table and (ii) unexercised stock options held by such individuals at July 31, 2002.

AGGREGATED OPTION EXERCISES
IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options Held at Fiscal Year End		Value of Unexercised, In-the-Money Options at Fiscal Year End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Leonard Bell, M.D.	85,000	$1,432,575	594,071	105,784	$3,865,625	$0
David W. Keiser	5,000	$103,475	211,422	47,578	1,479,226	31,022
Stephen P. Squinto, Ph.D.	0	0	197,687	38,813	1,466,422	24,128
Christopher F. Mojcik, M.D., Ph.D.	0	0	50,560	32,440	194,374	20,681
Thomas I.H. Dubin, J.D.	0	0	25,249	45,751	0	0

(1)	Based on the average of the high and low sale price of the Common Stock on July 31, 2002 of $15.02.

Employment Agreements

Dr. Leonard Bell, Chief Executive Officer, Secretary and Treasurer of the Company, has a three-year employment agreement with the Company which commenced on April 1, 2000. The agreement provides that Dr. Bell will be employed as the Chief Executive Officer of the Company and that the Company will use its best efforts to cause Dr. Bell to be elected to the Board of Directors for the term of the agreement. Dr. Bell currently receives an annual base salary of $355,638. The contract provides that if (i) Dr. Bell is dismissed for any reason other than cause (as defined in the employment agreement) or (ii) Dr. Bell terminates the employment agreement for certain reasons including (a) certain changes in control of the Company, (b) Dr. Bell’s loss of any material duties or authority, (c) if the Chief Executive Officer is not the highest ranking officer of the Company, (d) an uncured material breach of the employment agreement by the Company and (e) the retention of any senior executive officer by the Company or an offer to pay compensation to any senior executive of the Company that in either case is unacceptable to Dr. Bell, in his reasonable judgment, then Dr. Bell shall be entitled to receive a lump sum cash payment equal to Dr. Bell’s annual salary then in effect multiplied by the number of years remaining in the term of the employment agreement. In addition, upon such termination, all stock options and stock awards vest and become immediately exercisable and remain exercisable through their original terms. If, upon the termination of the employment agreement on April 1, 2003, Dr. Bell shall cease to be employed by the Company in the capacity of Chief Executive Officer by reason of the Company’s decision not to continue to employ Dr. Bell as Chief Executive Officer on terms at least substantially similar to those set forth in the existing employment agreement, then Dr. Bell will be entitled to a severance payment equal to his annual salary during the final year of such employment agreement. Similarly, if Dr. Bell is not able to continue his employment due to a physical or mental incapacity or disability, all stock options and stock awards held by Dr. Bell prior to his disability will vest and become immediately exercisable.

Mr. David W. Keiser, President and Chief Operating Officer, had a two year employment agreement with the Company which commenced on July 17, 2000. Pursuant to his employment agreement, Mr. Keiser currently receives an annual base salary of $271,462.

Dr. Stephen P. Squinto, Executive Vice President and Head of Research, had a five-year employment agreement with the Company which commenced in March 1997. Pursuant to his employment agreement, Dr. Squinto currently receives an annual base salary of $227,115.

The employment agreements with David W. Keiser and Dr. Stephen P. Squinto expired on March and July 2002, respectively. The Company is currently negotiating new employment agreements with Mr. Keiser and Dr. Squinto.

All the Company’s employment agreements require acknowledgment of the Company’s possession of information created, discovered or developed by the employee/executive and applicable to the business of the Company and any client, customer or strategic partner of the Company. Each employee/executive also agreed to assign all rights he may have or acquire in proprietary information and to keep such proprietary information confidential and also agreed to certain covenants not to compete with the Company.

Compensation of Directors

Under the Company’s current compensation structure, all non-employee, non-Chairman members of the Board are entitled, with 75% attendance at Board meetings since the prior stockholders annual meeting, to receive $15,000. The Chairman of the Board is entitled, with 75% attendance at Board meetings since the prior stockholders annual meeting, to receive $30,000. Each of Drs. Fried, Madri, and Link, and Messrs. Jackson, Norby and Parven all attended at least 75% of the meetings of the Company’s Board including any committee meetings of which he has served as a committee member and received his full annual director fee.

Members of the Board who serve as committee chairs will be entitled to an additional $2,500 annually.

Under the 1992 Stock Option Plan for Outside Directors (“Outside Directors’ Plan”), which expired on August 26, 2002, the Chairman of the Board of Directors and each other director of the Company who was not an officer, employee or consultant of the Company and any of its subsidiaries (“Outside Directors”) received an option to purchase 12,000 shares of Common Stock on the date of his or her election to the Board. In addition, on the date of each subsequent annual meeting of stockholders during the term of the Outside Directors’ Plan at which a director was reelected, such director, if he or she was still an Outside Director on such date and had attended, either in person or by telephone, at least seventy-five percent (75%) of the meetings of the Board of Directors that were held while he or she was a director since the prior annual meeting of stockholders, was granted an option to purchase an additional 7,500 shares of the Company’s Common Stock. Upon their re-election to the Board of Directors at the last Annual Meeting, each of Drs. Fried, Link and Madri and Messrs. Jackson, Norby and Parven received options to purchase 7,500 shares of Common Stock. All options granted under the Directors’ Option Plan have an exercise price equal to the fair market value on the date of grant and generally vest in three equal annual installments beginning on the first anniversary date of the grant.

On November 1, 2002, the Board of Directors adopted, subject to the approval of the stockholders of Proposal No. 3, an amendment to the Outside Directors’ Plan which would extend the term of the Outside Directors’ Plan an additional five years to August 27, 2007. (See “Proposal No. 3—Approval of Amendments to 1992 Stock Option Plan for Outside Directors”.) If Proposal No. 3 is approved by the stockholders, each of Drs. Link and Madri and Messrs. Jackson, Norby and Parven will receive, upon his re-election to the Board of Directors, options to purchase 7,500 shares of Common Stock pursuant to the Outside Directors’ Plan on the date of the Annual Meeting.

Compensation Committee Report to Stockholders

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee is currently comprised of four directors. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on the Company’s business and consistent with stockholders’ interests. Our specific duties include reviewing the Company’s compensation practices, recommending compensation for executives and key employees, the making of recommendations to the Board of Directors with respect to major compensation and benefit programs, and administering the Company’s stock option plans.

Compensation Philosophy

The Company’s overall compensation philosophy is to offer competitive salaries, cash incentives, stock options, and benefit plans consistent with the Company’s financial position. Rewarding capable employees who contribute to the continued success of the Company plus equity participation and a strong alignment to stockholder’s interests are key elements of the Company’s compensation policy. One of the Company’s strengths contributing to its success is the strong management team, many of whom have been with the Company for a significant period of time. The Company’s executive compensation policy is to attract and retain key executives necessary for the Company’s short and long-term success by establishing a direct link between executive compensation and the performance of the Company by rewarding individual initiative and the achievement of annual corporate goals through salary and cash bonus awards; and by providing equity awards based upon present and expected future performance to allow executives to participate in maximizing shareholder value.

In awarding salary increases and bonuses, the Compensation Committee did not relate the various elements of corporate performance to each element of executive compensation. Rather, the Compensation Committee considered whether the compensation package as a whole adequately compensated each executive for the Company’s performance during the past year and each executive’s contribution to such performance.

Salary and bonus determinations assume that the executive will also receive annual grants of options to purchase Company Common Stock. Equity based awards are an essential component of each executive’s compensation package. Due to the limited number of options available to be granted under the Company’s 2000 Stock Option Plan, executives other than the Chief Executive Officer did not receive any options during fiscal year 2002, and the Chief Executive Officer received only 24,855 options. If the Company remains unable to grant sufficient equity based awards to its executives, alternative measures of compensation may need to be considered in order to adequately compensate the executives. The Committee strongly prefers that additional options be made available for grant and that alternative measures of compensation not become necessary. The Committee believes that options closely align the interests of the executives with the Company’s stockholders, and allow the Company to adequately compensate the executives while conserving the Company’s cash.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total remuneration in excess of $1 million paid to certain executive officers in a single year. However, Section 162(m) provides an exception for “performance based” remuneration, including remuneration attributable to certain stock options. The Company expects to keep “nonperformance based” remuneration within the $1 million limit in order that all executive compensation will be fully deductible. Nevertheless, although the Compensation Committee considers the net cost to the Company in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as “performance based” remuneration.

Base Salary

Base salary represents the fixed component of the executive compensation program. The Company’s philosophy regarding base salaries is conservative, maintaining salaries at approximately competitive industry average. Determinations of base salary levels are established on an annual review of marketplace competitiveness with similar biopharmaceutical companies and on internal relationships. Periodic increases in base salary relate to individual contributions to the Company’s overall performance, relative marketplace competitiveness levels, length of service and the industry’s annual competitive pay practice movement. Some of the evaluation criteria used by the Compensation Committee for determining salary increases awarded during fiscal year 2002 included, but were not limited to, the following: maintaining adequate cash reserves, broadening drug development pipeline, timely completion of on-going clinical trials, broadening clinical development capacity, appropriate representation of the firm in various public settings, and growth and enhancement of the Company’s operating structure towards pre-commercialization. In determining appropriate levels of base salary, the Compensation Committee relied in part on several biopharmaceutical industry compensation surveys.

Bonus

Bonuses represent the variable component of the executive compensation program that is tied to the Company’s performance and individual achievement. The Company’s policy is to base a significant portion of its senior executives’ cash compensation on bonuses. In determining bonuses, the Compensation Committee considers factors such as relative performance of the Company during the year and the individual’s contribution to the Company’s performance.

Stock Options

The Compensation Committee, which administers the Company’s stock option plans, believes that one important goal of the executive compensation program should be to provide executives, key employees and consultants who have significant responsibility for the management, growth and future success of the Company with an opportunity to increase their ownership and potentially gain financially from the Company’s stock price increases. This approach ensures that the best interests of the stockholders, executives, employees, and consultants will be closely aligned. Therefore, executive officers, other employees, and consultants of the Company are granted stock options from time to time, giving them a right to purchase shares of the Company’s Common Stock at a specified price in the future. The grant of options is based primarily on an employee’s or consultants potential contribution to the Company’s growth and financial results. In determining the size of option grants, the Compensation Committee considers the number of options owned by such employee or consultant, the number of options previously granted and currently outstanding, and the aggregate size of the current option grants. Options generally are granted at the prevailing market value of the Company’s Common Stock and will only have value if the Company’s stock price increases. Generally, grants of options vest over four years and the individual must be employed by the Company as an employee or consultant for such options to vest.

2002 Compensation to Chief Executive Officer

In reviewing and recommending Dr. Bell’s salary and bonus and in awarding him stock options for fiscal year 2002 and for his future services, the Compensation Committee followed its compensation philosophy. Under the terms of his employment agreement, that commenced on April 1, 2000, Dr. Bell’s annual salary was increased by 3% to $355,638 on August 1, 2002. For the 2002 fiscal year, Dr. Bell earned a $120,000 bonus, which was paid in August 2002. The Compensation Committee recommended this salary and bonus in recognition of Dr. Bell’s achievements. In fiscal year 2002, Dr. Bell was granted options to purchase 24,855 shares of the Company’s Common Stock at an exercise price of $24.14, the fair market value on the date of grant, under the terms of the 2000 Stock Option Plan. The options will become exercisable in 1/12 installments every three months over three years commencing on the date of grant. The Compensation Committee recommended this option grant to secure the long-term services of the Company’s chief executive officer and to further align the chief executive officer’s compensation with stockholder interests.

Compensation Committee

John Fried, Ph.D., Jerry T. Jackson,
Max Link, Ph.D., and Alvin S. Parven

The Company’s Stock Performance

The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts. The following graph compares cumulative total return of the Company’s Common Stock with the cumulative total return of (i) the Nasdaq Stock Market-United States, and (ii) the NASDAQ Biotechnology Index. The graph assumes (a) $100 was invested on July 31, 1997 in each of the Company’s Common Stock, the stocks comprising the NASDAQ Stock Market-United States and the stocks comprising the NASDAQ Biotechnology Index, and (b) the reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ALEXION PHARMACEUTICALS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

*	$100 INVESTED ON 7/31/97 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JULY 31.

	7/97	7/98	7/99	7/00	7/01	7/02
Alexion Pharmaceuticals, Inc.	100	92	99	614	176	148
Nasdaq Stock Market (U.S.)	100	118	168	240	129	85
Nasdaq Biotechnology	100	102	179	352	272	161

Audit Committee Report

The Audit Committee of the Board of Directors reviews the financial reporting process, the system of internal control, the audit process and the process for monitoring compliance with laws and regulations. All of the Audit Committee members satisfy the definition of an independent director as established in the National Association of Securities Dealers Listing Standards. The Board of Directors adopted a written charter for the Audit Committee on September 18, 2000.

The Audit Committee reviewed the Company’s financial statements with the Board of Directors and discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors during fiscal 2002, the matters required to be discussed by Statement of Auditing Standard No. 61. The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. After reviewing and discussing the financial statements the Audit Committee recommended that they be included in the Company’s annual report on Form 10-K.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Audit Committee

John Fried, Ph.D.
Max Link, Ph.D.
R. Douglas Norby

Changes In and Disagreement with Accountants on Accounting and Financial Disclosure

The Board of Directors, based upon a recommendation of its Audit Committee dismissed Arthur Andersen LLP (“Arthur Andersen” or “AA”) as the Company’s independent public accountants on May 31, 2002. The Company engaged PricewaterhouseCoopers LLP as its independent public auditors to audit its consolidated financial statements for the year ended July 31, 2002. PricewaterhouseCoopers LLP commenced its engagement on May 31, 2002 with the review of the Company’s financial statements for the fiscal third quarter ended April 30, 2002.

Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the years ended July 31, 2001 and 2000 did not contain as adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended July 31, 2001 and 2000 and through May 31, 2002, there was no disagreements between the Company and Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K. Arthur Andersen submitted a letter, dated May 31, 2002, stating its agreement with the Company’s statements filed on Form 8-K dated May 31, 2002 related to the Company’s change in public accountants.

During the two most recent fiscal years ended July 31, 2001 and 2000 and through May 31, 2002, the Company has not consulted with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Fees Billed For Services Rendered by Principal Accountant

ARTHUR ANDERSEN LLP

Arthur Andersen LLP billed the following fees for services provided to the Company during fiscal year 2002, through May 29, 2002:

Audit Fees(1)	$ 67,562
Financial Information Systems Design and Implementation Fees	—
All other Fees(2)	137,056

PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP billed the following fees for services provided to the Company during fiscal year 2002, beginning May 30, 2002:

Audit Fees(1)	$23,500
Financial Information System Design and Implementation Fees	—
All Other Fees(2)	—

(1)	Includes fees for quarterly reviews, as well as initial planning and preparation for the audit for fiscal year 2002.
(2)	“All Other Fees” consisted primarily of fees for services rendered in connection with tax preparation and review, SEC filings and review and other miscellaneous accounting services.

PROPOSAL NO. 2—APPROVAL OF AMENDMENTS TO 2000 STOCK OPTION PLAN

The Board of Directors has unanimously adopted, subject to stockholder approval, amendments to the Company’s 2000 Stock Option Plan (the “2000 Plan”) which would (i) increase the number of shares of Common Stock available for issuance under the 2000 Plan by 900,000, from 1,500,000 to 2,400,000, (ii) prohibit the repricing of options granted pursuant to the 2000 Plan, and (iii) prohibit the grant of options pursuant to the 2000 Plan with an exercise price that is less than the fair market value of the Company’s Common Stock on the date of grant. The Board of Directors believes that the approval of the amendments to the 2000 Plan is essential to allow the Company to continue to attract and retain qualified directors, officers, employees, and consultants. As of October 1, 2002, there were only 184,883 shares of Common Stock available for issuance under the 2000 Plan (other than shares of Common Stock issuable upon the exercise of outstanding options). Except for a grant to Dr. Bell of an option to purchase 24,855 shares of Common Stock, no officer of the Company received any options to purchase shares of the Common Stock during the 2002 fiscal year.

The following summary of the 2000 Plan and the proposed amendments thereto are qualified in their entirety by reference to the full text of the 2000 Plan, as so amended, which is attached to this Proxy Statement as Appendix A.

Summary of 2000 Plan prior to Proposed Amendments

The 2000 Plan was adopted by the Board of Directors on September 18, 2000 and approved by the Company’s stockholders on December 8, 2000. The 2000 Plan enables the Company to make discretionary awards of options to purchase shares of Common Stock to members of the Board of Directors and to officers, employees and consultants of the Company and its affiliates and currently provides for the issuance of up to 1,500,000 shares of Common Stock (which will be increased to 2,400,000, if this “Proposal No. 2” is approved). The 2000 Plan is administered by the Compensation Committee.

The 2000 Plan permits the grant of options which are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code; and options which do not so qualify, i.e., non-qualified options. Incentive stock options may be granted only to the employees of the Company or its corporate subsidiaries. The maximum number of shares with respect to which options may be granted under the 2000 Plan to any employee during any calendar year may not exceed 200,000.

The exercise price per share of a non-qualified option may not be less than the par value of the Common Stock on the date of grant (if this “Proposal No. 2” is approved, such exercise price will not be less than the fair market value of the Common Stock on the date of the grant). The exercise price per share of an incentive stock option may not be less than the fair market value of the Common Stock on the date of grant or, in the case of an incentive stock option granted to an employee who owns stock possessing more than 10% of the combined voting power of all classes of the Company’s stock or any subsidiary or parent corporation, 110% of the fair market value. Unless sooner terminated, all options expire not more than ten years or, in the case of an incentive stock option granted to a 10% stockholder, five years from the date of grant. The Compensation Committee has the discretion to determine the vesting and other restrictions applicable on the exercise of options granted under the 2000 Plan.

Unless the Compensation Committee determines otherwise, upon the termination of an optionee’s employment or other service with the Company, the optionee generally has ninety days (or in the event of death or disability, one year) to exercise all options that are otherwise exercisable on the date of termination. If, however, an optionee is terminated by the Company for cause (or terminates at a time when cause exists), then all options held by the optionee immediately terminate and cease to be exercisable. Except as otherwise permitted by the Compensation Committee with regard to non-qualified options, options granted under the 2000 Plan are not transferable other than by will or the laws of descent and distribution.

The Compensation Committee will cancel, rescind, suspend, withhold or otherwise limit or restrict any outstanding, unexpired option if the optionee is not in compliance with all material provisions of the award agreement and the 2000 Plan or if the optionee engages in any “detrimental activities.” Detrimental activities include the following, if not authorized by the Company: the rendering of services to a competitor, disclosure or use of confidential information, the failure to disclose promptly and to assign to the Company all right, title and interest in any inventions or ideas, patentable or not, made or conceived by the optionee during employment or other service with the Company, or attempt to induce any employees to be employed or perform services elsewhere or to solicit the trade or business of any of the Company’s current or prospective customers, suppliers or partners.

Payment for shares acquired upon the exercise of an option may be in cash, certified or bank check and/or such other forms of payment as may be approved by the Compensation Committee and permitted under applicable law from time to time.

The 2000 Plan terminates, unless terminated earlier by the Board of Directors, on December 7, 2010. The Board of Directors may amend or terminate the 2000 Plan at any time, provided that no such action may adversely affect the rights of the holder of any outstanding option without his or her consent. Stockholder approval is required of any amendment which increases the aggregate number of shares of Common Stock that may be issued under the 2000 Plan or modifies the class of employees eligible to receive options under the 2000 Plan and in such other instances where such approval is required by applicable law.

Summary of Proposed Amendments to 2000 Plan

The amendments to the 2000 Plan approved by the Company’s Board of Directors and being submitted for approval to the Company’s stockholders are as follows:

•	Increase the number of shares of the Company’s Common Stock available for issuance under the 2000 Plan by 900,000, from 1,500,000 to 2,400,000;

•	Prohibit the repricing of options granted pursuant to the 2000 Plan; and

•	Prohibit the grant of options pursuant to the 2000 Plan with an exercise price that is less than the fair market value of Common Stock on the date of grant.

Participation in the 2000 Plan

The grant of options under the 2000 Plan to directors, officers, including the officers named in the Summary Compensation Table, employees and consultants is subject to the discretion of the Compensation Committee. As of the date of this Proxy Statement, there has been no determination by the Compensation Committee with respect to future option awards under the 2000 Plan. Accordingly, future awards are not determinable at this time.

As of October 1, 2002, there were approximately 8 directors, 172 employees and 15 consultants eligible to receive options under the 2000 Plan. As of October 1, 2002, there were 184,883 shares of Common Stock available for future option awards under the 2000 Plan and the Company had granted options to purchase 1,315,117 shares under the 2000 Plan, which shares had a market value of approximately $14,295,000 and, of which, 312 shares had been issued upon the exercise of options. The weighted average exercise price per share of options that were outstanding as of October 1, 2002 was $22.53. As of October 31, 2002, the fair market value of the Common Stock was $10.19 per share, which was the closing price reported by The Nasdaq National Market.

U.S. Federal Income Tax Consequences

The holder of a non-qualified option will not recognize taxable income upon the grant of the option. In general, the holder of a non-qualified option will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the shares of Common Stock with respect to which the option is exercised at such time over the aggregate exercise price of such shares (i.e., the option spread). The Company generally will receive a corresponding tax deduction at such time. Upon a later sale of the Common Stock, the optionee will recognize capital gain or loss equal to the difference between the sale price and the sum of the exercise price plus the amount of ordinary income recognized on exercise.

The holder of an incentive stock option will not recognize taxable income upon the grant or exercise of the option (although, upon exercise, the option spread is includable as income for purposes of the alternative minimum tax). If the Common Stock acquired upon exercise of an incentive stock option is sold or otherwise disposed of within two years from the grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the ordinary income that would have been recognized upon exercise if the option had been a non-qualified option, and we will generally receive a corresponding deduction. Any remaining gain is treated as capital gain.

If the Common Stock acquired pursuant to the exercise of an incentive stock option is held for at least two years from the grant date and one year from the exercise date and the optionee is employed by us at all times beginning on the grant date and ending on the date three months (or, in the case of disability, one year) prior to the exercise date, then all gain or loss realized upon the sale will be capital gain or loss and we will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

In general, Section 162(m) of the Code denies a publicly-held corporation a deduction for federal income tax purposes for remuneration paid in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Although the 2000 Plan has been designed so that remuneration attributable to the exercise of non-qualified options granted under the 2000 Plan will qualify for an exception from the deduction limitation, it is possible that, in certain instances, remuneration attributable to options granted under the 2000 Plan may not be deductible by us by virtue of Section 162(m) of the Code.

The 2000 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

Rules covering the taxation of stock options are complex and subject to change. The preceding summary is only a summary of the basic U.S. federal income tax consequences with respect to options granted under the 2000 Plan, based upon management’s understanding of existing federal income tax laws. Participants are urged to consult with their own tax advisors regarding the specific tax consequences associated with their participation in the 2000 Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about shares of the Company’s Common Stock that may be issued upon the exercise of options and rights under all of the Company’s existing equity compensation plans as of July 31, 2002.

	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options(2)	Weighted-Average Exercise Price of Outstanding Options($)	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans
Plan Category
Equity compensation plans approved by stockholders(1)	3,519,020	25.30	310,324	(3)
Equity compensation plans not approved by stockholders	—	—	—

(1)	Reflects aggregate options outstanding and available for issuance, if applicable, under the Company’s 1992 Stock Option Plan, 1992 Stock Option Plan for Outside Directors, and 2000 Stock Option Plan.

(2)
Does not include 38,585 shares of common stock to be issued upon exercise of options granted under Prolifaron Inc. 1999 Long Term Incentive and Stock Option Plan with a weighted average exercise price of $45.24 per share, which were converted into options to acquire shares of the Company’s Common Stock in connection with the Company’s acquisition of Prolifaron, Inc. in September 2000. No subsequent grants of options will be made under this plan.

(3)
Due to the termination of the 1992 Stock Option Plan for Outside Directors and the 1992 Stock Option Plan, and the issuance of options between July 31, 2002 and October 1, 2002, only 184,883 shares of Common Stock remain available for future issuance of options under the equity compensation plans as of October 1, 2002.

Vote Required

The affirmative vote of a majority of the shares of the Company’s Common Stock issued, outstanding and entitled to vote, present or represented at the Annual Meeting, a quorum being present, is necessary to approve the amendments to the 2000 Plan. Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal. If you hold your shares through a broker, bank or other nominee and you do not instruct them on how to vote on this proposal, your broker may have authority to vote your shares. However, the New York Stock Exchange has proposed new regulations that would prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive instructions from the beneficial owner of the shares to vote in that manner. This new rule may become effective before the Annual Meeting, in which case, for shares held through a broker or other nominee who is an NYSE member organization, your shares will only be voted in favor of this proposal if you have provided voting instructions to your broker or other nominee to vote your shares in favor of this proposal. If the Securities and Exchange Commission does not approve this rule before the Company’s Annual Meeting, then your broker may vote your shares. If the amendments to the 2000 Plan are not approved, the current 2000 Plan will remain in effect.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 2—APPROVAL OF AMENDMENTS TO THE 2000 STOCK OPTION PLAN” TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL NO. 3—APPROVAL OF AMENDMENTS TO
1992 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

The Board of Directors has unanimously adopted, subject to stockholder approval, amendments to the Company’s 1992 Stock Option Plan for Outside Directors, as amended (the “Outside Directors’ Plan”). The Outside Directors’ Plan expired on August 26, 2002. If approved, the amendments would (i) extend the term of the Outside Directors’ Plan by an additional five years to August 26, 2007, and (ii) prohibit the repricing of options granted under the Outside Directors’ Plan. The Board of Directors believes that approval of the amendments to the Outside Directors’ Plan is essential to allow the Company to continue to attract and retain qualified outside directors.

The following summary of the Outside Directors’ Plan and the proposed amendments thereto are qualified in their entirety by reference to the full text of the Outside Directors’ Plan, as so amended, which is attached to this Proxy Statement as Appendix B.

Summary of Outside Directors’ Plan prior to Proposed Amendments

The Outside Directors’ Plan provides for the automatic grant of options to purchase shares of Common Stock to the Company’s qualifying outside directors and to the Company’s Chairman. Only directors who are not officers, employees, or consultants of the Company or any of the Company’s subsidiaries and the Company’s Chairman are eligible to participate in the Plan. The Plan is administered by the Compensation Committee of the Company’s Board of Directors.

Under the terms of the Outside Directors’ Plan, each outside director is automatically granted an option to purchase 12,000 shares of Common Stock on the date of his or her initial election to the Board of Directors. In addition, on the date of each subsequent annual meeting of stockholders at which a director is re-elected, such director, if he or she is still an outside director on such date and has attended, either in person or by telephone, at least 75% of the meetings of the Board of Directors that were held while he or she was a director since the prior annual meeting of stockholders, is automatically granted an option to purchase an additional 7,500 shares of Common Stock.

All options granted under the Outside Directors’ Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant, have a term of ten years and generally become exercisable in three equal annual installments beginning on the anniversary of the date of grant. In the event of a “change in control,” all options granted pursuant to the Outside Directors’ Plan would immediately become fully exercisable. In general, a “change in control” would be deemed to occur if there is consummated:

•
a consolidation or merger in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock are converted into cash, securities or other property (other than a consolidation or merger pursuant to which the Company’s stockholders have the same proportionate ownership of common stock of the surviving corporation);

•
any sale, lease, exchange or other transfer of all, or substantially all, of the Company’s assets or the approval by the Company’s stockholders any plan or proposal for the Company’s liquidation or dissolution;

•	any person becomes the beneficial owner of 40% or more of the outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or

•
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

In general, if an outside director ceases to be a member of our Board of Directors, he or she has six months to exercise his or her options, but only to the extent such options are exercisable as of such date. In the event of the death of an outside director, his or her beneficiary has one year to exercise his or her options, but only to the extent such options are exercisable on the date of death. Except as otherwise permitted by the Compensation Committee, options granted under the Outside Directors’ Plan are not transferable other than by will or the laws of descent and distribution. Upon exercise of an option, the exercise price is payable in cash, check or shares of Common Stock.

The Outside Directors’ Plan became effective on August 26, 1992 and expired on August 26, 2002. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Outside Directors’ Plan in whole or in part, provided, however, that any amendment which must be approved by the stockholders of the Company to comply with applicable law, may not be effective unless and until such stockholder approval has been obtained in compliance with such law and, provided further that, provisions which govern the amount, price or timing of the award of an option may not be amended more than once every six months.

Summary of Proposed Amendments to Outside Directors’ Plan

The amendments to the Outside Directors’ Plan approved by the Company’s Board of Directors and being submitted for approval to the Company’s stockholders are as follows:

•	Extend the expiration of the term of the Outside Directors’ Plan by five years to August 26, 2007; and

•	Prohibit the repricing of any options granted pursuant to the Outside Directors’ Plan.

Participation in the Outside Directors’ Plan

Grant of options under the Outside Directors’ Plan to eligible directors are made on a non-discretionary basis in accordance with the formula contained in the Outside Directors’ Plan. As of October 31, 2002, the fair market value of the Common Stock was $10.19 per share, which was the closing price reported by The Nasdaq National Market. If the amendments to the Outside Directors’ Plan are approved, each incumbent director and nominee listed above in the table under the caption “Election of Directors,” other than Dr. Bell and Mr. Keiser, will receive an option to purchase 7,500 shares of Common Stock under the Outside Directors’ Plan on the date of the Annual Meeting. Please refer to the table below for more detail regarding participation in the Outside Directors’ Plan.

The following table summarizes options received under the Outside Directors’ Plan by each of the following groups during the Company’s 2002 fiscal year:

•	the executive officers named in the Summary Compensation Table;

•	all current executive officers as a group;

•	all current directors who are not executive officers as a group; and

•	all other employees as a group.

AMENDED PLAN BENEFITS
1992 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

Name and Position of Individual	Number Of Units
Leonard Bell, M.D.	Not eligible
Chief Executive Officer, Secretary and Treasurer
David W. Keiser	Not eligible
President and Chief Operating Officer
Stephen P. Squinto, Ph.D.	Not eligible
Executive Vice President and Head of Research
Christopher Mojcik, M.D., Ph.D.	Not eligible
Vice President of Clinical Development
Thomas I.H. Dubin	Not eligible
Vice President and General Counsel
All current executive officers as a group	Not eligible
All current directors who are not executive officers as a group	45,000
All other employees (including all current officers who are not executive officers) as a group	Not eligible

U.S. Federal Income Tax Consequences

An outside director will not recognize taxable income upon the grant of an option. In general, an outside director will recognize ordinary income when an option is exercised equal to the excess value of the Common Stock with respect to which the option is exercised over the exercise price, and the Company will receive a corresponding deduction in the same amount. Upon a later sale of the Common Stock acquired pursuant to the exercise of an option, an outside director will be required to recognize capital gain or loss equal to the difference between the sale price and the value of the Common Stock at the time the option was exercised.

The Outside Directors’ Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

Rules covering the taxation of stock options are complex and subject to change. The preceding summary is only a summary of the basic U.S. federal income tax consequences with respect to options granted under the Outside Directors’ Plan, based upon management’s understanding of existing federal income tax laws. Participants are urged to consult with their own tax advisors regarding the specific tax consequences associated with their participation in the Outside Directors’ Plan.

Equity Compensation Plan Information

See Proposal “No. 2—Approval of Amendments to 2000 Stock Option Plan” for information regarding the number of shares of Common Stock that may be issued upon the exercise of outstanding options, warrants and rights granted under all of the Company’s existing equity compensation plans as of July 31, 2002.

Vote Required

The affirmative vote of a majority of the shares of the Company’s Common Stock issued, outstanding and entitled to vote present or represented at the Annual Meeting, a quorum being present, is necessary to approve the amendments to the Outside Directors’ Plan. Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal. If you hold your shares through a broker, bank or other nominee and you do not instruct them on how to vote on this proposal, your broker may have authority to vote your shares. However, the New York Stock Exchange has proposed new regulations that would prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive instructions from the beneficial owner of the shares to vote in that manner. This new rule may become effective before the Annual Meeting, in which case, for shares held through a broker or other nominee who is an NYSE member organization, your shares will only be voted in favor of this proposal if you have provided voting instructions to your broker or other nominee to vote your shares in favor of this proposal. If the Securities and Exchange Commission does not approve this rule before the Company’s Annual Meeting, then your broker may vote your shares. If the amendments to the Outside Directors’ Plan are not approved, no future option awards will be made under the Outside Directors’ Plan.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 3—APPROVAL OF AMENDMENTS TO THE 1992 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS” TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THE APPROVAL THEREOF.

PROPOSAL NO. 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company has been recommended by the Audit Committee of the Board. PricewaterhouseCoopers LLP served as the independent public accountants to audit the Company’s consolidated financial statements for the fiscal year ended July 31, 2002. Subject to stockholder approval, the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent public accountants for fiscal year 2003. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Vote Required

The affirmative vote of holders of a majority of the aggregate voting power of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 4—RATIFICATION OF APPOINTMENT INDEPENDENT PUBLIC ACCOUNTANTS” TO BE IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

STOCKHOLDER PROPOSALS

All stockholder proposals that are intended to be presented at the 2003 Annual Meeting of Stockholders of the Company must be received by the Company no later than July 2, 2003 for inclusion in the Board of Directors’ proxy statement and form of proxy relating to that meeting.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

By Order of the Board of Directors

Leonard Bell, M.D.
Secretary

Dated:  October 31, 2002

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: ALEXION PHARMACEUTICALS, INC., 352 KNOTTER DRIVE, CHESHIRE, CONNECTICUT 06410

Appendix A

ALEXION PHARMACEUTICALS, INC.
2000 STOCK OPTION PLAN
(As amended, subject to stockholder approval)

1.    Purpose.    The purpose of the Alexion Pharmaceuticals, Inc. 2000 Stock Option Plan (the “Plan”) is to establish a vehicle through which Alexion Pharmaceuticals, Inc. (the “Company”) can make discretionary grants of Options to purchase shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) to members of the Board of Directors of the Company (the “Board”), to officers and other employees of the Company and its Affiliates and to consultants and other independent contractors of the Company and its Affiliates, with a view toward promoting the long-term financial success of the Company and enhancing stockholder value.

2.    Definitions.    For purposes of the Plan, the following terms shall have the following meanings:

(a)  “Affiliate” shall mean an affiliate within the meaning of Rule 12b-2 under the Exchange Act.

(b)  “Cause” shall mean, unless otherwise determined by the Committee: (1) in the case where there is no employment or consulting agreement between the optionee and the Company or its Affiliates at the time of grant or where such an agreement exists but does not define “cause” (or words of like import), the optionee’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services, unsatisfactory performance of services or material breach of any written agreement between the optionee and the Company or its Affiliates, or (2) in the case where there is an employment or consulting agreement between the optionee and the Company or its Affiliates at the time of grant which defines “cause” (or words of like import), the meaning ascribed to such term under such agreement.

(c)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)  “Committee” shall mean the committee, consisting of at least two (2) directors, appointed by the Board from time to time to administer the Plan or, if no such committee is appointed, the Board.

(e)  “Detrimental Activities” shall mean any of the following, unless authorized by the Company: (1) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or its Affiliates, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or its Affiliates, (2) the disclosure to anyone outside the Company or its Affiliates, or the use in other than the Company’s or its Affiliates’ business, without authorization from the Company, of any confidential information or material relating to the business of the Company or its Affiliates, acquired by the optionee either during or after employment or other service with the Company or its Affiliates, (3) the failure or refusal to disclose promptly and to assign to the Company or its Affiliates all right, title and interest in any invention or idea, patentable or not, made or conceived by the optionee during employment by or other service with the Company or its Affiliates, relating in any manner to the actual or anticipated business, research or development work of the Company or its Affiliates or the failure or refusal to do anything reasonably necessary to enable the Company or its Affiliates to secure a patent where appropriate in the United States and in other countries insofar as any matter referred to in this clause (3) violates any obligation of the option holder to the Company or its Affiliates, or (4) any attempt directly or indirectly to induce any employee of the Company or its Affiliates to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or its Affiliates.

(f)  “Disability” shall mean, unless as otherwise determined by the Committee or as provided in an employment agreement, the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or its Affiliates by reason of a physical or mental incapacity which is expected to result in death or to be of indefinite duration.

(g)  “Effective Date” shall mean the date on which the Plan was adopted by the Board, subject to the approval of the Company’s stockholders within twelve (12) months of such date.

(h)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i)  “Exchange Transaction” shall mean a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

(j)  “Fair Market Value” as of any date shall mean, unless otherwise required by the Code or other applicable law, the closing sale price per share of Common Stock as published by the principal national securities exchange on which the Common Stock is traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over-the-counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over-the-counter market, the value of a share of the Common Stock on such date as determined in good-faith by the Committee.

(k)  “Incentive Stock Option” shall mean an Option that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(l)  “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(m)  “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.

(n)  “Securities Act” shall mean the Securities Act of 1933, as amended.

(o)  “Subsidiary” shall mean any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

(p)  “Ten Percent Stockholder” shall mean a person owning, at the time of grant, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation within the meaning of Section 424 of the Code.

3.    Administration.

(a)  Committee.    The Plan shall be administered and interpreted by the Committee.

(b)  Authority of Committee.    Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to: (1) select the persons to whom Options shall be granted, (2) grant Options to such persons and prescribe the terms and conditions of such Options (including, but not limited to, the exercise and vesting conditions applicable thereto), (3) interpret and apply the provisions of the Plan and of any agreement or other instrument evidencing an Option, (4) carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (5) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The determinations of the Committee, including with regard to questions of construction, interpretation and administration, shall be final, binding and conclusive on all persons.

(c)  Indemnification.    The Company shall indemnify and hold harmless each member of the Committee and the Board and any employee of the Company who provides assistance with the administration of the Plan from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including the advancement of reasonable legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

4.    Eligibility.    Options may be granted under the Plan to any member of the Board (whether or not an employee of the Company or its Affiliates), to any officer or other employee of the Company or its Affiliates and to any consultant or other independent contractor who performs or will perform services for the Company or its Affiliates. Notwithstanding the foregoing, Incentive Stock Options may only be granted to persons who are employed by the Company or a Subsidiary at the time of grant.

5.    Available Shares.    Subject to adjustment as provided in Section 10, (a) the maximum number of shares of Common Stock that may be issued under the Plan shall not exceed 2,400,000 shares, and the (b) maximum number of shares of Common Stock with respect to which Options may be granted to any employee of the Company or its Affiliates in any calendar year shall not cover more than 200,000 shares. Shares of Common Stock available for issuance under the Plan may be either authorized and unissued or held by the Company in its treasury. New Options may be granted under the Plan with respect to Shares of Common Stock which are covered by the unexercised portion of an Option which has terminated or expired by its terms, by cancellation or otherwise. No fractional shares of Common Stock may be issued under the Plan.

6.    Stock Options.

(a)  Type of Options.    Subject to the provisions hereof, the Committee may grant Incentive Stock Options and Non-Qualified Stock Options to eligible personnel upon such terms and conditions as the Committee deems appropriate.

(b)  Option Term.    Unless sooner terminated, all Options shall expire not more than ten (10) years after the date the Option is granted (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, not more than five (5) years).

(c)  Exercise Price.    The exercise price per share of Common Stock covered by an Option may not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted (or, in case of an Incentive Stock Option granted to a Ten Percent Stockholder, one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted).

(d)  Exercise of Options.    The Committee may establish such vesting and other conditions and restrictions on the exercise of an Option and/or upon the issuance of Common Stock in connection with the exercise of an Option as it deems appropriate. All or part of the exercisable portion of an Option may be exercised at any time during the Option term, except that, without the consent of the Committee, no partial exercise of an option may be for less than one hundred (100) shares.

(e)  Payment of Exercise Price.    An Option may be exercised by transmitting to the Company: (i) a written notice specifying the number of shares to be purchased, and (ii) payment of the exercise price, together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its federal, state, foreign or other tax withholding obligations with respect to such exercise. The Committee may establish such rules and procedures as it deems appropriate for the exercise of Options. The exercise price of shares of Common Stock acquired pursuant to the exercise of an Option may be paid in cash, certified or bank check and/or such other form of payment as may be approved by the Committee and permitted by applicable law from time to time, including, without limitation, shares of Common Stock which have been owned by the holder for at least six (6) months (free and clear of any liens and encumbrances).

(f)  Limitation on Repricing of Options.    Under no circumstances may the Board or the Committee, directly or indirectly, reprice or otherwise modify any outstanding Options granted pursuant to the Plan to effect a reduction in the exercise price thereof.

7.    Non-Transferability.    No Option shall be transferable by an optionee other than upon the optionee’s death to a beneficiary designated by the optionee, or, if no designated beneficiary shall survive the optionee, pursuant to the optionee’s will or by the laws of descent and distribution. All Options shall be exercisable during an optionee’s lifetime only by the optionee. Any attempt to transfer any Option shall be void, and no such Option shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Option, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit an optionee to transfer a Non-Qualified Stock Option, in whole or in part, to such persons and/or entities as are approved by the Committee from time to time and subject to such terms and conditions as the Committee may determine from time to time, including, without limitation, such terms and conditions as are necessary or desirable to comply with applicable law.

8.    Effect of Termination of Employment or Other Service.    Except as otherwise provided herein or determined by the Committee, the following rules shall apply with regard to Options held by an optionee at the time of his or her termination of employment or other service with the Company and its Affiliates:

(a)  Termination due to Death or Disability.    If an optionee’s employment or other service terminates due to his or her death or Disability (or if the optionee’s employment or other service is terminated by reason of his or her Disability and the optionee dies within one year of such termination of employment or other service), then: (i) that portion of an Option that is not exercisable on the date of termination shall immediately terminate, and (ii) that portion of an Option that is exercisable on the date of termination shall remain exercisable, to the extent exercisable on the date of termination, by the optionee (or the optionee’s designated beneficiary or representative) during the one year period following the date of termination (or, during the one year after the later death of a disabled optionee) or, if sooner, until the expiration of the stated term thereof, and, to the extent not exercised during such period, shall thereupon terminate.

(b)  Termination for Cause or at a Time when Cause Exists.    If an optionee’s employment or other service is terminated by the Company or an Affiliate for Cause or if, at the time of his or her termination, grounds for a termination for Cause exist, then any Option held by the optionee (whether or not then exercisable) shall immediately terminate and cease to be exercisable.

(c)  Other Termination.    If an optionee’s employment or other service terminates for any reason or no reason, then, except as provided for in an employment agreement: (i) that portion of an Option held by the optionee that is not exercisable on the date of termination shall immediately terminate, and (ii) that portion of an Option that is exercisable on the date of termination shall remain exercisable, to the extent exercisable on the date of termination, by the optionee during the ninety (90) day period following the date of termination or, if sooner, until the expiration of the stated term thereof, and, to the extent not exercised during such period, shall thereupon terminate.

9.    Cancellation of Options.    Unless an Option agreement specifies otherwise, the Committee will cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired Option at any time if the optionee is not in compliance with all material provisions of the award agreement and the Plan, or if the optionee engages in a Detrimental Activity. Upon exercise of an Option, the optionee shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and has not engaged in any Detrimental Activities. In the event an optionee engages in any Detrimental Activities prior to, or during the six (6) months after, any exercise, such exercise will be rescinded within two (2) years thereafter. In the event of any such rescission, the optionee shall pay to the Company, in the form of Company Common Stock, the amount of any gain realized as a result of the rescinded exercise, in such manner and on such terms and conditions as my be required, and the Company and its Affiliates shall be entitled to set-off against the amount of any such gain, any amount owed to the optionee by the Company or its Affiliates.

10.    Capital Changes; Reorganization; Sale.

(a)  Adjustments upon Changes in Capitalization.    The aggregate number and class of shares which may be issued under the Plan, the maximum number and class of shares with respect to which an Option may be granted to any employee during any calendar year and the number and class of shares and the exercise price per share in effect under each outstanding Option shall all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

(b)  Cash, Stock or other Property for Stock.    Except as otherwise provided in this subparagraph, in the event of an Exchange Transaction, all optionees shall be permitted to exercise their outstanding Options (whether or not otherwise exercisable) at least fifteen (15) days prior to the Exchange Transaction (and the Board shall notify each optionee of such acceleration at least fifteen (15) days prior to the Exchange Transaction) and any outstanding Options not exercised before the consummation of the Exchange Transaction shall thereupon terminate. Notwithstanding the preceding sentence, if, as a part of the Exchange Transaction, the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”), and if the Board, in its sole discretion, so directs, then all outstanding Options shall be converted into Options to purchase shares of Exchange Stock. The amount and price of the converted options shall be determined by adjusting the amount and price of the Options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock shall receive in the Exchange Transaction.

(c)  Fractional Shares.    In the event of any adjustment in the number of shares covered by an Option, any fractional shares resulting from such adjustment shall be disregarded, and each such Option shall cover only the number of full shares resulting from the adjustment.

(d)  Determination of Board to be Final.    All adjustments under this Section 10 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

11.    Rights as a Stockholder.    No shares of Common Stock shall be issued in respect of the exercise of an Option until full payment therefor has been made, and the applicable income tax withholding obligation has been satisfied. The holder of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date a stock certificate (or an equivalent) for such shares is issued to the holder. Except as otherwise provided herein, no adjustments shall be made for dividend distributions or other rights for which the record date is prior to the date such stock certificate (or an equivalent) is issued.

12.    Tax Withholding.    As a condition to the exercise of any Option or the lapse of restrictions on any shares of Common Stock, or in connection with any other event under the Plan that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or its Affiliates: (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an optionee whether or not pursuant to the Plan, and (b) the Company shall be entitled to require that the optionee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, unless the applicable agreement provides otherwise, at the discretion of the Committee, the optionee may satisfy the withholding obligation described under this Section 12 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the statutory minimum rate) or by tendering previously-owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

13.    Amendment and Termination.    The Board may amend or terminate the Plan at any time, provided that no such action may adversely affect the rights of the holder of any outstanding Option without his or her consent. Except as otherwise provided in Section 10, any amendment which increases the aggregate number of shares of Common Stock that may be issued under the Plan, modifies the class of employees eligible to receive Options under the Plan or otherwise requires stockholder approval shall, to the extent required by applicable law, be subject to the approval of the Company’s stockholders. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time provided that any amendment which would adversely affect the rights of the holder may not be made without his or her consent.

14.    Term of the Plan.    The Plan shall be effective on the Effective Date. The Plan will terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board. The rights of any person with respect to an Option granted under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Option (as then in effect or thereafter amended) and the Plan.

15.    Miscellaneous.

(a)  Documentation.    Each Option granted made under the Plan shall be evidenced by a written agreement or other written instrument the terms of which shall be established by the Committee. To the extent not inconsistent with the provisions of the Plan, the written agreement or other instrument evidencing an Option shall govern the rights and obligations of the optionee (and any person claiming through the optionee) with respect to the Option.

(b)  No Rights Conferred.    Nothing contained herein shall be construed to confer upon any individual any right to be retained in the employ or other service of the Company or its Affiliates or to interfere with the right of the Company or its Affiliates to terminate an optionee’s employment or other service at any time.

(c)  Governing Law.    The Plan shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of law.

(d)  Decisions and Determinations.    All decisions or determinations made by the Board and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive.

(e)  Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(f)  Requirements of Law.    The grant of Options and issuance of shares under the Plan shall be subject to compliance with all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as the Committee deems necessary or desirable.

(g)  Listing and Other Conditions.    As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Option shall be conditioned upon such shares being listed on such exchange or system. If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Options, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes on the Company.

Appendix B

ALEXION PHARMACEUTICALS, INC.
1992 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
(As amended, subject to stockholder approval)

1.    Purpose.

The purpose of this 1992 Stock Option Plan for Outside Directors (the “Plan”) of Alexion Pharmaceuticals, Inc. (the “Corporation”) is to enable the Corporation to compensate eligible directors of the Corporation and to encourage the highest level of performance by providing such persons with a proprietary interest in the Corporation’s success and progress by granting them shares of the Corporation’s Common Stock, par value $.0001 per share (“Common Stock”).

2.    Administration of the Plan.

The Plan shall be administered by a committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”), which shall consist of one or more members of the Board, appointed by the Board, who are outside directors (as defined below) or by the Board. The interpretation and construction by the Committee of any provisions of the Plan or of any other matters related to the Plan shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan. The Plan shall be interpreted and implemented such that the eligible outside directors will not fail, by reason of the Plan or its implementation, to be “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), as such Rule and such Act may be amended.

3.    Eligibility and Issuances.

(a)  Eligibility.    Directors of the Corporation who (i) are neither officers nor employees nor consultants of the Corporation or any of its subsidiaries (other than the Chairman of the Board of Directors of the Corporation who shall be eligible) and (ii) are not affiliated with any person referred to in (i) above (“outside directors”) shall be eligible to receive options to purchase Common Stock under the Plan.

(b)  Issuances.

(i)  Each outside director shall be issued an option to purchase 12,000 shares of the Corporation’s Common Stock (the “Initial Option”) on the date of his initial election or appointment to the Board of Directors (the “Initial Grant Date”) on the following terms:

(a)  The option exercise price per share of Common Stock shall be the Fair Market Value (as defined below) of the Common Stock covered by such Initial Option on the Initial Grant Date.

(b)  Except as provided herein, the term of an Initial Option shall be for a period of ten (10) years from the Initial Grant Date.

(ii)  In addition, each outside director shall, on the date of each annual meeting of stockholders at which he is reelected as a director (the “Additional Grant Date”), if he is still an outside director on such date and has attended, either in person or by telephone, at least seventy-five percent (75%) of the meetings of the Board of Directors that were held while he was a director since the prior annual meeting of stockholders, be granted an option to purchase 7,500 shares of Common Stock (the “Additional Option” and, together with the Initial Option, an “Option”) on the following terms:

(a)  The option exercise price per share of Common Stock shall be the Fair Market Value (as defined below) of the Common Stock covered by such Additional Option on the Additional Grant Date.

(b)  Except as provided herein, the term of an Additional Option shall be for a period of ten (10) years from the Additional Grant Date.

(iii)  “Fair Market Value” shall mean, for each Initial Grant Date or Additional Grant Date (collectively, a “Grant Date”), (A) if the Common Stock is listed or admitted to trading on the New York Stock Exchange (the “NYSE”) or the American Stock Exchange (the “ASE”), the last reported sale price of the Common Stock on such date or, if no sale takes place on such date, the closing asked prices of the Common Stock on such exchange as of such date, in each case as officially reported on the NYSE or the ASE, or (B) if no shares of Common Stock are then listed or admitted to trading on the NYSE or the ASE, the last reported sales price of the Common Stock on such date on the Nasdaq National Market (“NASDAQ”) or, if no shares of Common Stock are then quoted on NASDAQ, the average of the closing bid and the highest asked prices of the Common Stock on such date on NASDAQ, or, if no shares of Common Stock are then quoted on NASDAQ, the average of the highest bid and the lowest asked prices of the Common Stock on such date as reported on the over-the-counter system. If no closing bid and lowest asked prices thereof are then so quoted or published in the over-the-counter market, “Fair Market Value” shall mean the fair value per share of Common Stock (assuming for the purposes of this calculation the economic equivalence of all shares of classes of capital stock), as determined on a fully diluted basis in good faith by the Board, as of a date which is 15 days preceding the Grant Date.

(iv)  Options granted hereunder shall not be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

4.    Prohibition on Repricing of Options.

Under no circumstances may the Board or the Committee, directly or indirectly, reprice or otherwise modify any outstanding Options granted pursuant to the Plan to effect a reduction in the exercise price thereof.

5.    Regulatory Compliance and Listing.

The issuance or delivery of any Option may be postponed by the Corporation, and an Option shall not be exercisable, for such period as may be required to comply with the Federal securities laws, state “blue sky” laws, any applicable listing requirements of any applicable securities exchange and any other law or regulation applicable to the issuance, delivery or exercise of such Options and the Corporation shall not be obligated to issue or deliver any Options or shares of Common Stock if the issuance or delivery of such Options or shares would constitute a violation of any law or any regulation of any governmental authority or applicable securities exchange.

6.    Restrictions on Exercisability.

(a)  Except as provided in Section 6(b) below, each Option granted under the Plan may be exercisable as to one-third of the total number of shares issuable under such Option on each of the three successive anniversaries of the Grant Date of such Option.

(b)  If any event constituting a “Change in Control of the Corporation” shall occur, all Options granted under the Plan, which are outstanding at the time a Change of Control of the Corporation shall occur, shall immediately become exercisable. A “Change in Control of the Corporation” shall be deemed to occur if (i) there shall be consummated (x) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation’s Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation’s Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or (ii) the stockholders of the Corporation shall approve any plan or proposal for liquidation or dissolution of the Corporation, or (iii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the Corporation’s outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Corporation, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

7.    Cessation as Director.

In the event that the holder of an Option granted pursuant to the Plan shall cease to be a director of the Corporation for any reason, such holder may exercise any portion of such Option that is exercisable by him at the time he ceases to be a director of the Corporation, but only to the extent such Option is exercisable as of such date, within six months after the date he ceases to be a director of the Corporation.

8.    Death.

In the event that a holder of an Option granted pursuant to the Plan shall die, his beneficiary may exercise any portion of such Option that was exercisable by the deceased Optionee at the time of his death, but only to the extent such Option is exercisable as of such date, within twelve months after the date of his death.

9.    Stock Splits, Mergers, etc.

In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board, whose determination shall be final, to the number and option exercise price per share of Common Stock which may be purchased under any outstanding Options. In the case of a merger, consolidation or similar transaction which results in a replacement of the Corporation’s Common Stock and stock of another corporation but does not constitute a Change in Control of the Corporation, the Corporation will make a reasonable effort, but shall not be required, to replace any outstanding Options granted under the Plan with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding Options, with all Options not being exercised within the time period specified by the Board of Directors being terminated.

10.    Transferability.

Options are not assignable or transferable, except by will or the laws of descent and distribution to the extent set forth in Section 8 and during a director’s lifetime may be exercised only by him. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, permit an optionholder to transfer an Option granted pursuant to the Plan, in whole or in part, to such persons and/or entities as are approved by the Committee from time to time and subject to such terms and conditions as the Committee may determine from time to time, including, without limitation, such terms and conditions as are necessary or desirable to comply with applicable law.

11.    Exercise of Options.

An optionholder electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares of Common Stock that he has elected to acquire. An optionholder shall have no rights of a stockholder with respect to shares of Common Stock covered by his Option until after the date of issuance of a stock certificate to him upon partial or complete exercise of his option.

12.    Payment.

The Option exercise price shall be payable in cash, check or in shares of Common Stock upon the exercise of the Option. If the shares of Common Stock are tendered as payment of the Option exercise price, the value of such shares shall be the Fair Market Value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Corporation shall instead return the difference in cash or by check to the employee.

13.    Term of Plan.

The Plan shall terminate on August 26, 2007, and no Option shall be granted pursuant to the Plan after that date.

14.    Obligation to Exercise Option.

The granting of an Option shall impose no obligation on the director to exercise such Option.

15.    Continuance as Director.

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Corporation’s stockholders.

16.    Amendment of the Plan.

The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that (i) any amendment which must be approved by the stockholders of the Company to comply with applicable law, shall not be effective unless and until such stockholder approval has been obtained in compliance with such law and, (ii) provisions of the Plan which govern the amount, price or timing of the award of an Option shall not be amended more than once every six months.

17.    Withholding of taxes.

The Company shall have the right, prior to the delivery of any certificate evidencing shares of Common Stock to be issued pursuant to an Option, to require the exercising outside director to remit to the Company an amount in cash sufficient to satisfy any Federal, state, or local tax withholding requirements.

ALEXION PHARMACEUTICALS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS  FOR THE ANNUAL MEETING OF STOCKHOLDERS  TO BE HELD ON DECEMBER 12, 2002.

Leonard Bell, M.D. and David W. Keiser, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Alexion Pharmaceuticals, Inc. held of record by the undersigned on October 24, 2002, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, December 12, 2002, at the Park Avenue Room at the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017 and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW AND IN FAVOR OF PROPOSALS 2, 3 AND 4.

1.	Proposal—Election of Directors—Nominees are:
Leonard Bell, Jerry T. Jackson, David W. Keiser, Max Link, Joseph A. Madri, R. Douglas Norby and Alvin S. Parven.

☐    FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appears(s) below):

☐    WITHHOLD AUTHORITY to vote for the listed nominees.

2.	Proposal No. 2—Approval of the Amendments to the Company’s 2000 Stock Option Plan.

                    ☐    FOR            ☐    AGAINST        ☐    ABSTAIN

3.	Proposal No. 3—Approval of the Amendments to the Company’s 1992 Stock Option Plan for Outside Directors.

                    ☐    FOR            ☐    AGAINST        ☐    ABSTAIN

4.	Proposal No. 4—Appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants.

                    ☐    FOR                ☐    AGAINST            ☐    ABSTAIN

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated                                                                               , 2002

Signature

Signature if held jointly

The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.